Exhibit 99.3
December 22, 2009
China Hydroelectric Corporation
25B, New Poly Plaza,
No. 1 North Chaoyangmen Street,
Dongcheng District, Beijing,
People’s Republic of China 100101
Dear Sir or Madam,
We have acted as People’s Republic of China (“PRC”) legal counsel to China Hydroelectric Corporation (the “Company”) in connection with the registration statement on Form F-1 (the “Registration Statement”), originally filed by the Company on December 8, 2009 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested to issue this opinion with regard to the laws and regulations of PRC as of December 22, 2009, as requested by the Company relating to certain PRC tax matters set forth under the caption “Taxation –People’s Republic of China Taxation” in the Company’s prospectus included in the Registration Statement.
This opinion is given on the basis of PRC laws and regulations (other than the laws and regulations of the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) effective as at the date hereof. There is no assurance that such laws and regulations will not be repealed, amended, re-interpreted or replaced in the immediate future or in the long term with or without retrospective effect.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than PRC.
On the basis of and subject to the foregoing, we are of the opinion that the statements relating to certain PRC tax matters set forth under the caption “Taxation —People’s Republic of China Taxation” in the Company’s prospectus included in the Registration Statement, are true and accurate based on current PRC laws and regulations as at the date of this opinion and that such statements constitute our opinion.
This opinion is issued solely for the benefit of the persons to whom it is addressed. It may not, except with our prior written permission, be relied upon by anyone in connection with this opinion or used for any other purpose.

Yours faithfully,
/s/ Global Law Office
Global Law Office

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